Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300

801 Aerial Center Parkway	Fax: 919 379 4346

Post Office Box 2009	www.pyxus.com

Morrisville, NC 27560-2009

USA

NEWS RELEASE	Contact:	Joel L. Thomas
(919) 379-4300

Pyxus International, Inc. Announces Next Steps in Transformation Journey

Implementation of New Operating Model for Pyxus’ Consumer Branded Businesses to

Accelerate Growth and Operational Efficiencies

MORRISVILLE, N.C., February 24, 2020 – Pyxus International, Inc. (NYSE: PYX), a global value-added agricultural company announced today the next step in its transformation journey, which includes the consolidation of its emerging market branded businesses under a new operating model, the implementation of a Global Operations Efficiency Program, and a streamlined senior management reporting structure geared toward driving growth.

New Consumer Brands Businesses Operating Model

Transformation is at the core of Pyxus’ strategic plan to drive value creation. Pursuant to this strategy, the Company is announcing an operating model that aligns its B2C and B2B e-liquid, legal cannabis, industrial hemp, and CBD businesses and brands under FIGR Brands, Inc., a wholly-owned Canadian subsidiary of Pyxus. The combination of the Company’s investments in Purilum, Humble Juice Co., Criticality and Twelfth State Brands into one operating model is designed to allow Pyxus to more effectively leverage the entities’ collective strengths to build a global consumer products brand business that can deliver the next generation of THC, CBD and e-liquid consumer products to legal markets around the world.

Harvey Carroll, current president of FIGR Brands, will manage the new operating model and will report to Pieter Sikkel, Pyxus President and CEO.

Global Operations Efficiency Program

Pyxus continues to evaluate ways to improve its operational flexibility and efficiencies relative to its supply chain, the global trade environment, and in keeping with consumer trends and demand. The latest phase of this process, the Global Operations Efficiency Program, is currently underway and is a comprehensive review of Pyxus’ global footprint and cost-structures. This review encompasses all of Pyxus’ business units, including FIGR Brands and its leaf tobacco business, Alliance One International, with the aim to create more value for its customers and shareholders and position the Company for long-term success. Pyxus management will report on progress in the implementation of the Global Operations Efficiency effort by May 1, 2020.

Senior Leadership Announcements

Several leadership changes accompany this next phase of Pyxus’ transformation and are effective immediately.

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Upon the recommendation of President and CEO Pieter Sikkel, the Board of Directors has appointed Martin R. Wade, III as non-executive Chairman of the Board in order to allow Mr. Sikkel to focus on leading the business forward in the next phase of the Company’s transformation.

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Daniel A. Castle, founder of Castle Brand Group, will transition from being a member of the Board of Directors to serving as a consultant to the Company. Mr. Castle’s extensive experience in elevating brands in the B2C space is anticipated to help accelerate the growth of the Company’s branded consumer products businesses.

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As a result of this new phase in our transformation, Bryan Mazur, who has served as Executive Vice President, Global Specialty Products, will be leaving the company as that position is being eliminated. Pyxus is deeply appreciative of Mr. Mazur’s contributions during his two-year tenure at the company especially to the One Tomorrow transformation initiative.

“Pyxus continues to transform how it operates as we work to build a more streamlined organization for the future,” said Pieter Sikkel, President and CEO of Pyxus International. “The new consumer products branded business model is a natural milestone in our Company’s transformation journey to deliver superior value for the benefit of our stakeholders. We remain committed to achieving long-term, sustainable growth and look forward to building a stronger Pyxus as we continue to execute against our vision to transform people’s lives so that together we can grow a better world.”

Pyxus will continue to play a key role in supporting FIGR Brands and, as and when, global cannabinoid regulation allows, FIGR Brands will leverage Pyxus’ expertise in agronomy and traceability for services related to growing and purchasing, which is expected to support FIGR Brands’ international expansion efforts.

About Pyxus International, Inc.

Pyxus International Inc. (NYSE:PYX) is a global agricultural company with 145 years’ experience delivering value-added products and services to businesses, customers and consumers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable agricultural and consumer-driven products and ingredients. For more information, visit www.pyxus.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, developments in relevant capital markets affecting the terms and availability of financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, including impacts from the strain of coronavirus reported to have recently surfaced in Wuhan, China, changes in costs incurred in supplying products and related services, uncertainties with respect to the impact of regulation associated with consumer products business lines, including the risk of obtaining anticipated regulatory approvals in Canada and for e-liquids products in the United States, uncertainties regarding the regulation of the production and distribution of legal cannabis and industrial hemp products and continued compliance with applicable regulatory requirements, uncertainties with respect to the development of the industries and markets of the consumer products business lines, consumer acceptance of products offered by the consumer products business lines, uncertainties with respect to the timing and extent of retail and product-line expansion, the impact of increasing competition in the consumer products business lines, uncertainties regarding obtaining financing to fund planned facilities expansions, the possibility of delays in the completion of facilities expansions and uncertainties regarding the potential production yields of new or expanded facilities, as well as the progress of legalization of cannabis for medicinal and adult recreational uses in other jurisdictions. Additional factors with respect to risks and uncertainties with respect to an investment in the common stock of Pyxus International, Inc. can be found in its Annual Report on Form 10-K for the period ended March 31, 2019 and its other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov). Pyxus does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.